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                                                                     EXHIBIT 4.3

                                    EXHIBIT C

                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                    MEWBOURNE ENERGY 04-05 DRILLING PROGRAMS

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                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                    Mewbourne Energy 04-05 Drilling Programs

         Checks for Interests should he made payable to "Regions Bank-Tyler, Escrow Agent for Mewbourne" and should be given to the subscriber's broker for submission to the Escrow Agent. The minimum subscription is $20,000 (twenty Interests); additional purchases above such minimum may be made in increments of $1,000 (one Interest). At our discretion, we may accept a subscription for less than twenty Interests ($20,000) but in no event will we accept a subscription for less than ten Interests ($10,000). In the event that a subscriber purchases Interests in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is twenty Interests. THE FOLLOWING SPECIAL SUBSCRIPTION INSTRUCTIONS ARE IN ADDITION TO THE INSTRUCTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT ATTACHED AS EXHIBIT D TO THE PROSPECTUS.

TRANSFER OF INTERESTS:

         - If a resident of MISSOURI, I am aware that the Commissioner of Securities of Missouri classifies the securities (the Interests) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered under such Act, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

SUBSCRIBERS OF INTERESTS:

         - If a resident of MICHIGAN, in addition to the requirement set forth below, I hereby represent that the investment in the Partnerships does not exceed ten percent of my individual or joint net worth (exclusive of home, home furnishings and automobiles).

         -        If a resident of NEW HAMPSHIRE, I hereby represent that I have
                  (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings, and automobiles), or (b) an individual net worth of at least $125,000 (exclusive of home, home furnishings, and automobiles) and $50,000 of taxable income.

         - If a resident of TENNESSEE, I hereby represent that I have (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings and automobiles) and had during the last tax year and estimate that I will have during the current tax year, a gross income of at least $65,000, or (b) a net worth of at least $500,000 (exclusive of home, home furnishings and automobiles).

SUBSCRIBERS OF LIMITED PARTNER INTERESTS:

         - If a resident of ARIZONA and investing as a Limited Partner of the Partnership, I have either: (a) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or
                  (b) have a net worth of at least $75,000 and an annual gross income of at least $75,000 (exclusive of home, furnishings and automobiles). I hereby represent that the investment in the Partnerships does not represent more than ten percent of my net worth, less the value of my other investments in limited partnership interests.

         -        Subscribers of General Partner Interests:

         - If a resident of ARIZONA, IDAHO, IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI, NEW MEXICO, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON OR WEST VIRGINIA, and investing as a General Partner of the Partnership, I have either (a) a minimum net worth of $225,000 without regard to the investment in a Partnership (exclusive of home, home furnishings and automobiles) and as to the residents of IDAHO, IOWA, MAINE, MASSACHUSETTS, NEW MEXICO, NORTH CAROLINA, OHIO, OKLAHOMA, PENNSYLVANIA, RHODE

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                  ISLAND, SOUTH CAROLINA, TENNESSEE, TEXAS, UTAH, VERMONT,
                  VIRGINIA, WASHINGTON AND WEST VIRGINIA a minimum annual gross income of $100,000 for the current year and for the two previous years and as to residents of ARIZONA, KANSAS, MICHIGAN, MISSISSIPPI, MISSOURI, OREGON AND SOUTH DAKOTA income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year); or (b) a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (c) a minimum net worth of $500,000 (exclusive of home, home furnishings and automobiles) or (d) a minimum annual gross income of $200,000 in the current year and the two previous years.

                        ATTENTION PENNSYLVANIA RESIDENTS

         - Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

                         ATTENTION CALIFORNIA INVESTORS

         - Subscriptions for Limited Partner Interests: If a resident of CALIFORNIA and subscribing for Limited Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year or estimates that he/she will have during the current tax year, a gross annual income of $65,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles).

         - Subscriptions for General Partner Interests: If a resident of CALIFORNIA and subscribing for General Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $120,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles), or (c) a net worth of $1,000,000 or more (inclusive of home, home furnishings and automobiles), or (d) had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $200,000 or more.

         - As a condition of qualification of the Interests for sale in the State of CALIFORNIA, each California subscriber, through the execution of the Subscription Agreement, acknowledges his/her understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests to the public in the State of California and that the offering may not comply with all of the rules set forth in Title 10 of the California Administrative Code, including rules pertaining to compensation, democracy rights and reports. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

         - Assignability or transfer of Interests must be limited so that no assignee or assignor, transferee or transferor may hold less than $5,000 in Interests.

         - A RESIDENT OF CALIFORNIA SHOULD BE AWARE THAT IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. CERTIFICATES REPRESENTING INTERESTS IN THE MEWBOURNE DEVELOPMENT 04-05 DRILLING PROGRAM WILL BEAR A LEGEND STATING THIS RESTRICTION ON TRANSFER.

         As a condition of qualification of the Interests for sale in the State of CALIFORNIA, the following rule is hereby delivered to each California purchase.

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         California Administrative Code, Title 10, CH. 3. Rule 260.141.11.
Restriction on transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10, and
260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

         (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

         (1) to the issuer;

         (2) pursuant to the order or process of any court;

         (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

         (5) to the holders of securities of the same class of the same issuer;

         (6) by way of gift or donation inter vivos or on death;

         (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

         (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

         (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification:

         (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

         (12) by way of an exchange qualified under Section 25111,25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of
Section 25143 is in effect with respect to such qualification;

         (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

         (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

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         (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

         (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of
Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

         (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."